TITANIUM ASSET MANAGEMENT CORP.

AFFIDAVIT OF LOST STOCK CERTIFICATE

STATE OF _______________________	)
) SS.
COUNTY OF ____________________	)

The undersigned, being duly sworn, deposes and says that:

1.	The undersigned resides at ________________________________________________.

2.	The undersigned is the legal and beneficial owner of ___________ shares of common stock, $0.0001 par value, of Titanium Asset Management Corp., a Delaware corporation (the “Company”), represented by stock certificate number(s) ____________ (the “Shares”).

3.	The certificate(s) representing the Shares were not signed or otherwise endorsed for transfer. Neither the Shares nor any rights of the undersigned in the Shares have been assigned, transferred, hypothecated, pledged or otherwise disposed of, either in whole or in part. The undersigned is entitled to the full and exclusive possession of the Shares. The certificate(s) representing the Shares have been lost, misplaced, stolen or destroyed, and the exact circumstances of the loss, theft or destruction of the certificate(s) are not known.

This affidavit and agreement is made for the purpose of inducing TAMCO Acquisition, LLC, a Delaware limited liability company (“Purchaser”) and wholly-owned subsidiary of TAMCO Holdings, LLC, a Delaware limited liability company (“Parent”), to waive the requirement that the undersigned deliver the certificate(s) representing the Shares to Purchaser in connection with the tender of the Shares pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated September 12, 2013, and in the related Letter of Transmittal (which, as each may be amended or supplemented, together constitute the “offer”). In consideration thereof, the undersigned hereby agrees that:

1.	The undersigned shall deliver to Purchaser the lost, misplaced, stolen or destroyed original certificate(s) representing the Shares (the “Original Certificates”) if the Original Certificates come into the possession or control of the undersigned and Purchaser accepts the Shares for payment pursuant to the offer.

2.	The undersigned and the undersigned’s heirs, personal representatives, successors and assigns shall indemnify and hold harmless the Company, Purchaser, Parent and their respective affiliates, and their respective successors and assigns, from and against all claims, losses, expenses and other liabilities of every nature and character that any of them may sustain or incur by reason of or in any way relating to the loss, theft or destruction of the Original Certificates or the Purchaser’s waiver of the requirement that the undersigned deliver the Original Certificates to the Purchaser in connection with the tender of the Shares pursuant to the offer.

* * *

Signature:

Print Name:

Date:

Subscribed and sworn to before me
[NOTARIAL SEAL]	this ______ day of __________, 2013.

______________________________________
Notary Public, State of ___________________

My commission expires:
______________________, _______.

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